UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2011

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100 Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (877) 433-5638

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2011, Geeknet, Inc. (the "Company") issued a press release (the "Press Release") announcing its financial results for the third quarter of its 2011 fiscal year, which ended September, 2011. A copy of the Press Release was furnished as Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2011 (the "Initial 8-K Filing").

The Company is filing this Amendment No. 1 to the Initial 8-K Filing (this "Amendment") solely to correct typographical errors in the Condensed Consolidated Statement of Operations, under the section titled "Reconciliation of net loss as reported to adjusted EBITDA loss" contained in the Press Release. The typographical errors were the incorrect labeling of line items under "Interest and other expense (income), net" for the nine months ended September 30, 2011 and nine months ended September 30, 2010. A copy of the Press Release, as corrected, is attached as Exhibit 99.1 to this report and incorporated by reference.

Except as specifically described above, there are no changes or modifications to the Press Release or the Initial 8-K Filing, including the financial information reported therein.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Geeknet, Inc. dated November 3, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geeknet, Inc. (Registrant)
November 3, 2011 (Date)	/s/ KATHRYN MCCARTHY Kathryn McCarthy Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Geeknet, Inc. dated November 3, 2011